Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Russell E. Anderson, CPA
Scott L. Farnes

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Ritar Power Corp.

We hereby consent to the use of our report dated March 27, 2008, with respect to the consolidated balance sheet of China Ritar Power Corp. as of December 31, 2007, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, incorporated by reference in the Post-Effective Amendment No. 2 to Registration Statement on Form S-1 to be filed on or about December 4, 2009 (the “Form S-1”). We also consent to the use of our name and the reference to us in the Experts section of the Form S-1.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
December 4, 2009

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the registration statement,  on Post-effective amendment No.  2 to Form S-l of China Ritar Power Corp.  to be filed with the Securities and Exchange Commission on or about December 7,  2009 of our report dated March 7,  2009 on our audit of the consolidated financial statements of China Ritar Power Corp.  and subsidiaries for the year ended December 31,  2008.

We also consent to the use of our name and the reference to us under the "Experts" section of the registration statement.

Arcadia, California
December 7,  2009

Member:	Registered:
American institute of Certified Public Accountants	Public Company Accounting Oversight Board
California Society of Certified Public Accountants